UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 5, 2016

Otonomy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36591	26-2590070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Nancy Ridge Drive, Suite 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 242-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

Updated Company Disclosure

On January 5, 2016, Otonomy, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Preliminary Prospectus Supplement”), relating to a proposed public offering of shares of the Company’s common stock (the “Offering”). The Preliminary Prospectus Supplement for the Offering contains updated company risk factor disclosure as well as an updated description of certain aspects of the Company’s business. Accordingly, the Company is filing information for the purpose of supplementing and updating the risk factor disclosure and certain aspects of the description of the Company’s business contained in the Company’s prior public filings, including those discussed under the heading “Item 1A. Risk Factors” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 10, 2015, and those discussed under the heading, “Item 1. Business” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 18, 2015. The updated disclosures are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Updated Company Disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTONOMY, INC.

Date: January 5, 2016	By:	/s/ Eric Loumeau
Eric Loumeau General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Updated Company Disclosure.